UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2018

VistaGen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	001-37761	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

343 Allerton Ave. South San Francisco, California 94090
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02
Unregistered Sales of Equity Securities.

As of August 8, 2018, VistaGen Therapeutics, Inc. (“Company”) has received approximately $2.25 million from its self-placed private placement of unregistered securities to individual accredited investors (“2018 Private Placement”).  In accordance with the subscription agreements for the 2018 Private Placement (the “Subscription Agreements”), the Company sold approximately 1.8 million units for $1.25 per unit.  Each unit consisted of one unregistered share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and a warrant (the “Warrant”) to purchase one unregistered share of Common Stock at an exercise price of $1.50 per share.  The Warrants are not  exercisable until at least six months and one day after the date of issuance and expire on February 28, 2022. The Company expects to use the proceeds from the 2018 Private Placement for general working capital purposes.

The issuance of the shares of Common Stock and Warrants included with each unit was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506 of Regulation D promulgated thereunder. The Common Stock and Warrants, and the Common Stock issuable upon exercise of the Warrants, have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The foregoing description of the Subscription Agreements and Warrant are not complete, and are qualified by reference to such documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description
10.1	Form of 2018 Private Placement Subscription Agreement
10.2	Form of 2018 Private Placement Warrant

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VistaGen Therapeutics, Inc.

Date: August 9, 2018	By:	/s/ Shawn K. Singh
Shawn K. Singh Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2018 Private Placement Subscription Agreement
10.2	Form of 2018 Private Placement Warrant